[RYDER LOGO]
                       TRUCK LEASE AND SERVICE AGREEMENT
                                                                       Ex. 10.46

This Agreement is dated as of ___________________, _____ and is by and between RYDER TRUCK RENTAL, INC. d/b/a

RYDER TRANSPORTATION SERVICES, whose address is _______________________________

(Ryder) and ____________________________________________, whose address is ____

____________________________________________________________(You/Yours)

-------------------------------------------------------------------------------
1. EQUIPMENT COVERED AND TERM

     A. AGREEMENT. Ryder agrees to lease the Vehicles to you, and you agree to lease the Vehicles from Ryder. Selected terms are defined in the Defined Terms Section that appears at the end of this Agreement.

     B. SCHEDULE A(s). The Schedule A(s) contain information regarding the Vehicles selected by you pursuant to this Agreement. When you sign a Schedule A, you authorize Ryder to obtain the Vehicles listed on that Schedule A and agree to take delivery of them.

     C. LEASE TERM. The lease term for a Vehicle will begin when Ryder tenders the Vehicle to you and will last for the period specified on its Schedule unless the lease term is terminated earlier as permitted by this Agreement. At the end of the lease term, you agree to return the Vehicles to the Maintenance Facility. If you operate any Vehicle after its lease term has ended, the terms of this Agreement will apply to the hold-over lease, but Ryder will have the ??? to terminate the hold-over lease 7 days after Ryder sends you notice. Ryder shall not be required to send you this termination notice if you have failed to ??? an outstanding default under this Agreement or if Ryder has previously sent you a termination notice covering that Vehicle.

     D. VEHICLE SPECIFICATIONS, ALTERATIONS, AND EQUIPMENT. Once you accept a Vehicle in service, you agree that it conforms to the Vehicle specifications and is in good working order. You agree not to alter the structure of the Vehicle unless you first obtain Ryder's consent, and you agree to pay for all structural alterations, special equipment, and all changes in painting, lettering, and art work that you make or request Ryder to make after you sign the Schedule A. If a law or regulation changes after you sign a Schedule A so that additional or new equipment must be installed on a Vehicle, Ryder will perform the installation and you agree to pay Ryder for all costs and installation expenses.

------------------------------------------------------------------------------
2. SERVICES THAT RYDER PROVIDES TO THE VEHICLES

     A. MAINTENANCE AND REPAIRS TO VEHICLES. Ryder agrees to provide lubricants, tires, tubes, and all other operating supplies for the Vehicles. Ryder agrees to perform all maintenance and repairs to the Vehicles and agrees to supply all labor and parts required to keep the Vehicles in services and ready for your use.

     (1) Maintenance and Repair Schedule. You agree to return each Vehicle to Ryder at the Maintenance Facility for at least 8 hours per month for preventative maintenance at the scheduled times agreed to by both of us. You agree to notify Ryder immediately when any repairs are necessary. If additional maintenance is required, you agree to bring the Vehicle to Ryder at mutually agreeable times.

     (2) Repairs Performed by Third Parties. Ryder and the parties that Ryder expressly authorizes are the only ones who may repair, maintain, or adjust the Vehicle. Before you have a third party repair or make adjustments to a Vehicle, you agree to obtain Ryder's consent. Ryder will not pay for unauthorized repairs. You agree to provide Ryder with proper documents, such as receipts, to obtain reimbursement from Ryder for all repairs that Ryder authorizes.

     B. VEHICLE WASHING. Where Ryder is designated on the Schedule A, Ryder will wash the exterior of the Vehicles listed on that Schedule A as frequently as stated on that Schedule A.

     C. SPECIFICATION ASSISTANCE. Ryder agrees to attempt to assist you in selecting specifications for the Vehicles chosen by you by helping you to identify the types and physical characteristics of vehicles and equipment suited to your business needs given economic, safety, and performance considerations. Nevertheless, you agree that you retain sole and ultimate responsibility for selecting specifications for the Vehicles.

     D. SUBSTITUTE VEHICLES. If a mechanical failure renders a Vehicle temporarily inoperable, Ryder agrees to supply you with a Substitute Vehicle at no extra charge, except for mileage charges, fuel charges, and other variable charges. All Substitute Vehicles will be governed by this Agreement.

     (1) When Ryder Will Not Provide a Substitute Vehicle. Ryder will not furnish a Substitute Vehicle for any Vehicle that is out of service for any preventative maintenance; if a Vehicle is out of service for repair of any physical damage resulting from any cause, including fire, collision, upset, vandalism, or an Act of God; if you violate this Agreement and a Vehicle becomes inoperable as a result; if a Vehicle is lost or stolen; if a Vehicle is specialized; or if a Vehicle is out of service for repair or maintenance of special equipment and Ryder is not responsible for maintaining that equipment.

     (2) Size of Substitute Vehicle; Delivery and Drop-off. The Substitute Vehicle will be as nearly as practicable the same size as the Vehicle. Ryder is to provide the Substitute Vehicle where the Vehicle was disabled and you agree to return it to the facility that provided it.

     (3) Failure to Provide a Substitute Vehicle. If Ryder is obligated to provide a Substitute Vehicle and fails to do so within a reasonable period of time then the charges for the inoperable Vehicle will abate until Ryder either returns the Vehicle to you or provides a Substitute Vehicle. This abatement shall be Ryder's only liability to you if Ryder fails to provide a Substitute Vehicle.

     E. REPLACEMENT RENTAL VEHICLES FOR PHYSICAL DAMAGE. While physical damage to a Vehicle is being repaired, Ryder agrees to rent you a Replacement Rental Vehicle if one is available in Ryder's rental fleet. The rental rate for the Replacement Rental Vehicle will be equal to (and billed in addition to) the lease charges on the inoperable Vehicle. Before you take possession of the Replacement Rental Vehicle, you agree to sign Ryder's standard rental agreement. In all instances, and regardless of whether you rent a Replacement Rental Vehicle, the charges on the damaged Vehicle will continue to accrue during the period of time that the damage is being repaired.

     F. EXTRA RENTAL VEHICLES. Subject to availability in Ryder's rental fleet, Ryder will rent Extra Rental Vehicles to you for short-term use. Ryder agrees to rent you an Extra Rental Vehicle at Ryder's standard rental rate at the time of the rental less 15%. All rental rates for Extra Rental Vehicles shall be computed based on a 5-day week. Before you take possession of the Extra Rental Vehicle, you agree to sign Ryder's standard rental agreement.

     G. EMERGENCY ROAD SERVICE. Ryder agrees to provide road service for mechanical or tire failure. However, you agree to be responsible for all expenses of towing any Vehicle which becomes mired when not in Ryder's possession or on Ryder's premises, and for any Vehicle which becomes mired as a result of driver abuse or a violation of this Agreement.

     H. PAINTING AND LETTERING. Ryder agrees to pay for painting and lettering the Vehicles prior to delivery. There is an allowance for this initial painting and lettering on each Schedule A, but if the cost of the painting and lettering exceeds that allowance, the lease charges will be adjusted as described on Schedule A to reflect the excess.

     I. LICENSING AND TAXES. Ryder agrees to pay for the following items for each Vehicle, but only up to the annual allowance for each item listed on Schedule A: the state motor vehicle license for the licensed weight shown on Schedule A, registration fees, and vehicle inspection fees in the state of domicile, personal property taxes in the state of domicile, and Federal Heavy Vehicle Use Taxes. If the cost of any of these items exceeds the annual allowance listed on Schedule A in any year, then you agree to pay Ryder the excess. You also agree to pay for any increase or change in method of assessment of any of these items that becomes effective after the date that a Schedule A is signed. Any blank allowance line on a Schedule A shall be deemed to be a $0 annual allowance. You agree to provide Ryder with all documentation required for vehicle licensing (including trip records) on a weekly basis. If you provide Ryder with inaccurate information or provide information late, you agree to reimburse Ryder for any charges, penalties, or expenses. In addition, Ryder shall have the right by providing you with 30 days prior notice, to no longer apply for vehicle licenses on the Vehicles.

     J. SAFETY PROGRAM. At your request, Ryder will provide you with its then-current standard safety program.
-------------------------------------------------------------------------------
3. PROVIDING FUEL

     A. PROVISION OF FUEL BY RYDER. When Ryder is designated on the Schedule A, Ryder will provide fuel for the Vehicles listed on that Schedule A for Ryder's or designated facilities. The charge for fuel will vary over time. Ryder will bill you for fuel in addition to the lease rates listed on each Schedule A. If your account is past-due, Ryder may elect to stop providing fuel to you 3 days from the date that Ryder sends notice to you. You will be responsible for cost of all fuel obtained from sources other than Ryder or Ryder's designated facilities.
     B.   FUEL TAX PERMITS AND REPORTING. Where Ryder is designated on
Schedule A to provide fuel, Ryder agrees to apply and pay for fuel tax permits for the Vehicles listed on that Schedule A, where it is legal to do so, up to the annual allowance on that Schedule A. If the cost of the fuel tax permits exceeds the annual allowance in any year, then you agree to pay Ryder the excess. Where Ryder is designated on the Schedule A to provide fuel, Ryder also agrees to prepare and file fuel tax returns and pay fuel taxes imposed on the consumption of fuel by the Vehicles listed on that Schedule A where it is legal to do so.
     (1) REQUIRED DOCUMENTATION. If Ryder prepares the returns and pays the taxes, you agree to provide Ryder with all necessary documentation (including trip records and fuel tickets) on a weekly basis. If you provide Ryder with inaccurate information or documentation, or provide information or documentation late, you agree to (i): reimburse Ryder for any charges, penalties, expenses, or disallowed credits; and (ii) pay Ryder an amount equal to the estimated taxes computed on a per mile basis. In addition, Ryder shall have the right, by providing you with 30 days notice to stop doing either or both of the following: (i) applying and paying for fuel tax permits for the Vehicles listed on Schedule A; and (ii) filing fuel tax returns and paying fuel taxes imposed on your consumption of fuel for the Vehicles listed on Schedule
A. You shall then defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs resulting from your failure to pay fuel taxes.
     (2) REIMBURSEMENT OF FUEL TAXES. You will reimburse Ryder for all fuel taxes paid by Ryder on your behalf, including, but not limited to, all additional fuel taxes resulting from your consumption of fuel in a state other than the state in which the fuel was purchased and all taxes that may become due based on the documents you provide.
     C. IF YOU PROVIDE FUEL. You may choose to provide your own fuel. If you fail to pay taxes, you agree to defend, release, indemnify, an hold Ryder harmless for all Damages and Defense Costs.
--------------------------------------------------------------------------------
4. OPERATION OF VEHICLES
     A. OPERATION FOR BUSINESS PURPOSES AND IN COMPLIANCE WITH THE LAW. You agree to operate the Vehicles in the normal and ordinary course of your business and in compliance with all federal, state, and local laws and regulations (including weight and size limits). You agree not to use the Vehicles to carry passengers.
     B. OPERATION WITHIN THE UNITED STATES AND CANADA. You agree to operate Vehicles only within the United States and occasionally in Canada. If you desire to operate the Vehicles in any other foreign country, you agree to first obtain Ryder's prior permission. If you operate a Vehicle in a foreign country and it is held there for any reason, you agree to remain liable for the Vehicle and all charges that accrue while it is detained.
     C. OPERATION WITH VEHICLES OWNED BY YOU. If you use a Vehicle and while it is connected to a trailer or other equipment that Ryder does not lease to or maintain for you, you agree to keep that trailer and equipment in good operating condition.
     D. PROHIBITED OPERATION. You agree not to use or operate Vehicles, Substitute Vehicles, or rental vehicles in a reckless or abusive manner, in violation of the manufacturer's recommendations, off an improved road, on a flat, improperly loaded, or loaded beyond the manufacturer's recommended maximum gross weight. You agree not to use any Vehicle, Substitute Vehicle, or rental to transport Hazardous Material. Regardless of any other provision of this Agreement, and even if Ryder is designated on Schedule A as responsible for Physical Damage, you will pay Ryder for all physical damages, repairs, maintenance, and related expenses resulting from any violation of this paragraph.
--------------------------------------------------------------------------------
5. DRIVERS
     A. DRIVER QUALIFICATIONS. Only properly licensed drivers who are at least 18 years old may drive a Vehicle or Substitute Vehicle. All drivers must be your employees or agents who are subject to your exclusive direction and control. Drivers are not allowed to operate a Vehicle or Substitute Vehicle if they either possess or are under the influence of any alcohol or drug. If a driver operates a Vehicle or Substitute Vehicle in violation of this paragraph, you agree to defend, release, indemnify, and hold Ryder harmless for all resulting Damages and Defense Costs. Every year and on Ryder's reasonable request, you agree to provide Ryder with a current driver roster in a form reasonably satisfactory to Ryder.
     B. DRIVER REMOVAL. If a driver operates a Vehicle or Substitute Vehicle in a reckless, abusive, illegal, or incompotent manner, Ryder may send you a notice requesting you to remove that driver as an operator of the Vehicles and Substitute Vehicles. Upon receipt of the notice, you will immediately remove the driver as an operator of the Vehicles and Substitute Vehicles.
     (1) FAILURE TO REMOVE DRIVER. If you do not remove that individual as a driver or are prevented from doing so by any agreement with any one on the drivers behalf, then you agree to reimburse Ryder for any damage to any Vehicle, Substitute Vehicle, or rental vehicle that occurs while being driven by an individual even if Ryder otherwise has responsibility for payment of Physical Damage on or to that Vehicle, Substitute Vehicle, or rental vehicle. Also, even if Ryder extends Liability Insurance or another provision in this Agreement would otherwise apply, you agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs that result while that driver operates any Vehicle, Substitute Vehicle or rental vehicle.
     (2) CANCELLATION OF LIABILITY INSURANCE THAT RYDER EXTENDS. If you deny Ryder's request to remove a driver, Ryder may cancel liability Insurance that Ryder Extends on any Vehicle or Substitute Vehicle by providing you with 30 days notice.
     (3)   CHANGE OF PHYSICAL DAMAGE RESPONSIBILITY. If you deny Ryder's request to remove a driver, Ryder may also designate you as the party responsible for all Physical Damage to the Vehicles by providing you with 30 days notice. Your Physical Damage responsibility for each Vehicle will then be equal to Schedule A Value, and you agree to provide Ryder with proof of physical damage insurance coverage described in Paragraph 11B(2).
--------------------------------------------------------------------------------
6. VEHICLE EXPENSES THAT YOU ARE RESPONSIBLE FOR
     A.   TAXES. You agree to pay for all taxes, fees, and tolls resulting from the use or operation of the Vehicles or accruing on the lease, rental, or other charges under this Agreement, other than those that Ryder agrees to pay for in Paragraph 21. The taxes that you are responsible for include any sales, use, excise, gross receipts or any similar tax, any special license or taxes resulting from the operation and tax of the Vehicles by you, including mileage tax, mileage taxes, highway or bridge tolls, and any new or additional taxes or fees adopted after you sign the Schedule A.
     B. EXCESS OVER SCHEDULE A ANNUAL ALLOWANCE AMOUNTS. You agree to be responsible for any excess over the annual allowances listed on the Schedule A during each year for each of the following items for each Vehicle: state motor vehicle license, registration fees, and vehicle inspection fees, personal property taxes, Federal Heavy Vehicle Use Taxes, and fuel tax permits. You also agree to pay for any increase or change in method of assessment of any of these items that becomes effective after the date that a Schedule A is signed.
     C. FAILURE TO PAY TAXES. If you fail to pay any taxes, fees, or tolls, and your failure results in a claim or lien involving any Vehicle, then Ryder may settle the claim or lien, and you agree to immediately reimburse Ryder for doing so.
     D. ADDITIONAL REPAIRS. Regardless of any other provision of this
Agreement, you agree to pay for all damage, repairs, maintenance, and related expenses resulting from your operation of a Vehicle or Substitute Vehicle in violation of this Agreement at Ryder's retail sales and service rates then in effect at the facility performing the repairs or maintenance.
-------------------------------------------------------------------------------
7. COMPUTATION OF CHARGES AND PAYMENT.

     A. PAYMENT TERMS. You agree to pay the full amount of any invoice billed by Ryder within 10 days of the date of Ryder's invoice. Deductions or offsets from the invoice amount are not permitted.

     B. INCORRECT INVOICES. If an invoice is incorrect, then you agree to notify Ryder within 90 days of its date, or it will be conclusively presumed to be correct.

     C. DETERMINATION OF MILEAGE AND REFRIGERATION CHARGES. Ryder will determine mileage for powered Vehicles from odometer readings, mileage, trailers from hubodometer readings, and hours of operation of all refrigerated units from the hour meter(s). If the odometer, hubodometer, or hour meter(s) fails to function, you agree to immediately report that failure to Ryder. Ryder will then determine mileage or the hours of operation for the period in which the failure existed at Ryder's option from (1) your trip records or (2) the average amount of fuel consumed and the miles per gallon shown in Ryder's record for the previous 30 days.
--------------------------------------------------------------------------------
8. FINANCIAL STATEMENTS AND CONFIDENTIALITY

     A. FINANCIAL STATEMENTS. You agree to provide Ryder with fully disclosed, year-end financial statements and other financial information on an annual basis.
     B. CONFIDENTIALITY. You agree to maintain the confidentiality of the terms and rates contained in this Agreement, and agree not to disclose rates and terms unless required by law.
-------------------------------------------------------------------------------
9. ADJUSTMENT OF CHARGES

     The charges in this Agreement are based on Ryder's current costs for labor, parts, supplies, and overhead items, which may change after a Schedule A is signed. Each year, on the dates listed on a Schedule A, Ryder will adjust your charges on each Vehicle upward or downward to reflect changes in Ryder's costs. These adjustments will be computed based on the percentage change in the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (1967 base period) published by the U.S. Bureau of Labor Statistics (or any successor index designated by Ryder) over or under the Base Index listed on the Schedule
A. Ryder will round this percentage change in CPI to the nearest tenth of one-percent and will then increase or decrease your charge by an amount equal to this rounded percentage change in CPI (positive or negative) multiplied by the portion of the charges listed below:
     *50% of the Fixed Charge Per Month (or Week) and 100% of the Mileage Rate Per Mile
     *60% of the Mileage Rate Per Mile (including Mileage Guaranty) for "Mileage Only" Rate Vehicles
     *100% of the Refrigerated Maintenance Rate Per Hour (for refrigeration equipment)
     Adjustments will be computed based on the original charges and the latest CPI index published prior to the effective date of implementation.
-------------------------------------------------------------------------------
10. LIABILITY INSURANCE AND INDEMNITY

     A. LIABILITY INSURANCE. The party designated on Schedule A agrees to furnish and maintain a policy of automobile liability insurance at its sole cost with terms acceptable to Ryder and with limits per occurrence specified on each Schedule A for bodily injury and property damage liability, covering you at Ryder as insureds for the ownership, maintenance, use, and operation of the Vehicles and the Substitute Vehicles. If Ryder extends the Liability Insurance then this Agreement shall incorporate all of the terms and conditions of the policy of Liability Insurance.
     (1) ADDITIONAL INSURED STATUS. If Ryder extends the Liability Insurance, then Ryder agrees to name you as an additional insured on the Liability Insurance for the ownership, maintenance, use, and operation of the Vehicles and the Substitute Vehicles. If you provide the Liability Insurance, then you agree to name Ryder as an additional insured on the Liability Insurance for the ownership, maintenance, use, and operation of the Vehicles and the Substitute Vehicles. If Ryder is obligated to furnish and maintain Liability Insurance covering you as an insured, the Liability Insurance will exclude uninsured or underinsured motorist coverage, personal injury protection coverage, medical payment coverage, and/or supplementary no fault coverage. If any of these coverages cannot be rejected, waived, or excluded under the law of any applicable state, or if rejection, waiver, or exclusion is otherwise unenforceable, the coverage will only be provided to the extent and with the minimum limits required by the laws of that state.
     (2)PRIMARY COVERAGE AND NOTICE OF CANCELLATION. The Liability Insurance must provide that its coverage is primary and not additional or excess coverage over insurance otherwise available to either of us. In addition, the Liability Insurance must be written by a company satisfactory to Ryder and provide that it cannot be canceled or materially altered without 30 days prior notice to both of us.
     B. INSURANCE CERTIFICATES. The party designated on the Schedule A agrees to furnish the other party with insurance certificates to prove compliance with Paragraph 10A.
     C. TERMINATION OF LIABILITY INSURANCE EXTENDED BY RYDER. If Ryder extends its Liability Insurance, Ryder may periodically review and adjust its rates therefor during the term of this agreement, and also may withdraw such coverage, by providing you in either event with not less than 30 days prior notice. You agree to then obtain and maintain Liability Insurance in the limits listed on the Schedule A as of the effective date of termination, and your lease charges will be adjusted accordingly.
     D. INDEMNIFICATION FOR FAILURE TO PROCURE OR MAINTAIN LIABILITY INSURANCE. If you are obligated to procure and maintain the Liability Insurance and fail to do so (or if you fail to provide Ryder with the required evidence of Liability Insurance), you agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs arising out of or related to the ownership, maintenance, use, or operation of any Vehicle or Substitute Vehicle. In addition, Ryder may, at Ryder's option, obtain Liability Insurance which may protect Ryder's interests only. If Ryder chooses to procure the Liability Insurance, you agree to pay to Ryder any costs or expenses incurred by Ryder in procuring the Liability Insurance. Ryder will bill these costs to you as additional rental charges.

     E. INDEMNIFICATION FOR DAMAGES IN EXCESS OF LIABILITY INSURANCE, INJURIES TO EMPLOYEES AND AGENTS, AND FOR A VIOLATION OF THIS AGREEMENT. You agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense
Costs: (1) in excess of or not covered by Liability Insurance (whether provided by you or Ryder) arising out of or related to the ownership, maintenance, use, or operation of any Vehicle or Substitute Vehicle; (2) arising out of or related to death or injury to you, your drivers, employees, and agents caused by or related to the ownership, maintenance, use, or operation of a Vehicle or Substitute Vehicle; or (3) arising out of or related to your violation of this Agreement.

     F. INDEMNIFICATION FOR STATUTORY INSURANCE REQUIREMENTS OR INSURER INSOLVENCY. You agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs which Ryder may be required to pay as a result of any statutory requirements of insurance or as a result of the insolvency of your insurance company and which Ryder would not otherwise be required to pay under this Agreement.

     G. INDEMNIFICATION FOR TRANSPORTATION OF HAZARDOUS MATERIAL. Even if Ryder is designated as responsible for providing Liability Insurance on Schedule A, if you use any Vehicle, Substitute Vehicle, or rental vehicle to transport any Hazardous Material, then you agree to defend, release, indemnify and hold Ryder harmless for all Damages and Defense Costs arising out of or related to any cause, including, but not limited to, your negligence, Ryder's negligence, any other failure on your part, or any other failure on Ryder's part. Nothing in this paragraph will authorize you to transport Hazardous Material in any Vehicle, Substitute Vehicle, or rental vehicle, which shall still be a breach of this Agreement.

     H. FILING EVIDENCE OF LIABILITY INSURANCE. When Ryder is designated as responsible for Liability Insurance, Ryder will, at your request and where required and legal, file required evidence of automobile liability insurance. Ryder agrees to file the certificates of automobile insurance that are required you in the normal operation of your business in a form acceptable to Ryder.
You agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs arising out of or related to payment of losses by Ryder or Ryder's insurer based on the fact that the documents or certificates have been filed or issued, where the loss would not have otherwise been paid except for the existence of such filing or certificate.

     I. REIMBURSEMENT FOR CLEAN-UP COSTS ASSOCIATED WITH FUEL SPILLS. If you provide the Liability Insurance and Ryder responds to a traffic accident which has resulted in an environmental spill or release from a Vehicle's or Substitute Vehicle's fuel tank(s) or engine, you agree to pay for and/or reimburse Ryder for all out-of-pocket costs and expenses arising out of or related to the spill or release, including, but not limited to, the cost of emergency response contractors, environmental clean up and disposal costs, fines, and penalties.

11. PHYSICAL DAMAGE TO LEASED AND SUBSTITUTE VEHICLES

     The party shown on the Schedule A will pay for all Physical Damage (including theft and loss) to the Vehicles listed on that Schedule A and to any Substitute Vehicle provided for those Vehicles.

     A. WHEN RYDER IS DESIGNATED ON THE SCHEDULE A:

     (1) Payment of Physical Damage. Ryder agrees to assume and pay for Physical Damage to each Vehicle or Substitute Vehicle in excess of the deductible amount per occurrence specified on the Schedule A. You agree to pay up to the deductible amount specified on the Schedule A for each occurrence.

     (2) Exclusions. Even if Ryder is designated on the Schedule A, Ryder will not pay for any loss or damage to a Vehicle or Substitute Vehicle that results from a violation of Paragraph 4 or for any willful damage to a Vehicle or Substitute Vehicle, specifically including, but not limited to, damage arising out or in connection with any labor dispute that you are involved in. Further, Ryder will not pay for the theft of any Vehicle or Substitute Vehicle by one of your agents or employees, nor will Ryder pay for the loss of tools, tarpaulins, accessories, spare tires, or other similar items. If a Vehicle is lost, damaged beyond economic repair, or stolen as a result of one of the exceptions in this paragraph, you agree to pay Ryder an amount equal to its Schedule A Value.

     (3) Retention of Salvage. Ryder will be entitled, at its option, to retain the salvage of any Vehicle or Substitute Vehicle, in which case Ryder will deduct the salvage value from the amount that you agree to pay to Ryder under Paragraph 11A(2) of this Agreement.

     (4) Termination of Physical Damage Responsibility. If Ryder is responsible for paying for Physical Damage, then Ryder can terminate that responsibility by providing you with at least 30 days prior notice. After that 30 day notice period, you agree to be responsible for all Physical Damage to Vehicles and Substitute Vehicles as described in Paragraph 11B. After Ryder provides you with notice of termination, you agree to obtain and maintain Physical Damage insurance on the Vehicles and Substitute Vehicles. This Physical Damage insurance must be in a form and amount that is reasonably acceptable to Ryder. Ryder will then decrease your lease charges to reflect the change in Physical Damage responsibility. If you fail to obtain and maintain Physical Damage insurance, or if you fail to provide Ryder with certificates evidencing that insurance, then you agree to pay Ryder for all Physical Damage to any Vehicle or Substitute Vehicle as described in Paragraph 11B. In the event that a Vehicle is damaged beyond economic repair or is lost or stolen, the amount that you agree to pay Ryder will be determined by Paragraph 16A. If Ryder is responsible for paying for Physical Damage, Ryder may periodically review and adjust its rates therefor during the term of this agreement by providing you with not less than 30 days prior notice.

B. WHEN YOU ARE DESIGNATED ON THE SCHEDULE A:

     (1) Payment of Physical Damage. You agree to pay for all Physical Damage (including theft and loss) to any Vehicle or Substitute Vehicle, including related expenses, even if the Physical Damage results from Ryder's negligence or occurs on Ryder's premises. If a Vehicle is lost, stolen, or damaged beyond economic repair, then you agree to pay Ryder its purchase price at the time of the loss or damage as determined by Paragraph 16A, plus the other amount mentioned in that paragraph. Ryder may inspect and approve all physical damage repairs performed by any repair shop which has not been approved by Ryder once they are completed. If a physical damage repair performed by any such unapproved repair shop does not meet the vehicle manufacturer's specifications or is otherwise faulty, then Ryder may rework the repair so that it satisfies those specifications and is properly performed at your expense in addition to all other charges under this Agreement.

     (2) Insurance Certificates. You agree to furnish Ryder with evidence of Physical Damage insurance coverage reasonably acceptable to Ryder listing Ryder as a named insured or endorsed as a loss payee.

     (3) Retention of Salvage. Ryder will be entitled, at its option, to retain the salvage of any Vehicle or Substitute Vehicle, in which case Ryder will determine the salvage value from the amount that you agree to pay to Ryder under this Agreement.

     C. Vehicle Theft or Destruction. If a Vehicle is lost or stolen, you agree to immediately notify Ryder. If it is still missing 30 days after you have notified Ryder, then the lease on that Vehicle will terminate. However, before the lease terminates, you must pay Ryder any amounts owed for the Vehicle of termination and any amounts owed to Ryder under Paragraph 11. Ryder will not be obligated to provide a Substitute Vehicle during this 30 day period.

     If a Vehicle is involved in a collision or accident, you agree to immediately notify Ryder, and within 30 days, Ryder will decide whether that Vehicle damaged beyond economic repair. If the Vehicle is damaged beyond economic repair, the lease on that Vehicle will terminate once you pay Ryder all of the charged owed for the Vehicle and all amounts owed under Paragraph 11.

-----------------------------------------------------------------------------

12. NOTICE OF ACCIDENT

     If an accident, collision, theft, loss, or damage occurs involving any Vehicle or Substitute Vehicle, you agree to immediately notify Ryder, cause your driver to make a report in person at Ryder's office as soon as practicable, and agree to return the Vehicle or Substitute Vehicle to the Maintenance Facility upon Ryder's request. You agree to also provide Ryder with copies of any reports that you have provided to your insurer or any governmental agency and assist Ryder and the insurer in the investigation, defense, or prosecution of any claims or suits.

-------------------------------------------------------------------------------
13. CARGO LOSS RESPONSIBILITY

     Ryder will not be liable for loss of or damage to Cargo, even if the loss or damage occurs on Ryder's premises or is caused by Ryder's negligence or other failure on Ryder's part. You agree to defend, release, indemnify, and hold Ryder harmless for all Damages and Defense Costs arising out of or related to loss or damage to Cargo. You also agree to reimburse Ryder for loss of any tools, tarpaulins, spare tires, or other similar equipment furnished by Ryder.

-------------------------------------------------------------------------------
14. TERMINATION

     A. ANNUAL TERMINATION RIGHTS. Either party may terminate the lease on any Vehicle on any annual anniversary date of its Date of Delivery listed in its Schedule A before its full lease term expires by giving the other party at least 60 days prior notice. If Ryder terminates the lease on any Vehicles and are not then in default, you will have the right, but not the obligation, to purchase all of those terminated Vehicles on the effective date of their termination in accordance with Paragraph 16A, by giving Ryder at least 30 days prior notice. If you terminate the lease on any Vehicles, you will, at Ryder's option, purchase all of those Vehicles on their effective date of termination in accordance with Paragraph 16A.

     B. INSOLVENCY AND BANKRUPTCY. If you become insolvent, file a voluntary petition in bankruptcy, make an assignment for the benefit of creditors, ??? adjudicated bankrupt, permit a receiver to be appointed for your business, or permit or suffer a material disposition of your assets, the lease of Vehicles ???? terminate at Ryder's option. Upon termination, Ryder may, at its option, demand that you purchase the Vehicles within 10 days as described in Paragraph 16A.

     C. VEHICLE CONDITION AT EXPIRATION OF LEASE. Upon termination or expiration of the lease term, you agree to return each Vehicle to Ryder with no broken glass and with no sheet metal, component, or structural damage. If you have made any structural alteration to the Vehicle, you agree, at Ryder's option, to restore it to its original condition before you return it to Ryder.

-------------------------------------------------------------------------------

15. BREACH OR DEFAULT

     A. DEFAULT PROCEDURE. If you breach this Agreement, then Ryder may send you a notice of default. You will have 7 days from the date that Ryder sends you the default notice to cure the default.

     B. REPOSSESSION. If you fail to cure a default as required by Paragraph 15A, then Ryder may immediately take possession of any or all of the Vehicles and Substitute Vehicles wherever they may be located, without prejudice to Ryder's other remedies under this Agreement, at law, or in equity. Ryder will not send you any further demand or notice before Ryder repossesses the Vehicles and Substitute Vehicles and will be entitled to enter any premises to remove them.

     (1) Liability for Charges. Repossession of the Vehicles will not automatically terminate the Agreement. You agree to continue to be liable for all charges that accrue during the period that Ryder retains the Vehicles.

     (2) Property in a Vehicle at the Time of Repossession. If at the time that Ryder repossesses a Vehicle there is property in that Vehicle, then Ryder will either hold that property until you claim it or will place it in public storage at your sole risk and expense. If you do not claim the property within 60 days of the repossession, we may elect to donate it to a charity, sell it or destroy it, in our sole judgment.

     C. TERMINATION OF THE AGREEMENT AND PURCHASE OF THE VEHICLES. If you fail to cure a default as required by Paragraph 15A, Ryder may terminate ??? Agreement as to any or all of the Vehicles. Once Ryder terminates this Agreement, Ryder may require you to purchase any or all of the terminated Vehicles by sending you a demand, without prejudice to Ryder's other remedies under this Agreement, at law, or in equity. You agree to purchase all of those terminated Vehicles designated by Ryder within 10 days of the date of Ryder's demand at a purchase price established by Paragraph 16A.

     D. ATTORNEYS FEES. If Ryder takes any action to enforce any of Ryder's rights under this Agreement or to collect amounts owed to Ryder by you, you agree to pay all of Ryder's costs and expenses in doing so. These costs will include, but not be limited to, Ryder's reasonable attorneys' fees at both the ????? and appellate level, and fees and costs paid to any collection agency.

     F. DEFAULT UNDER A RENTAL AGREEMENT. If you are in default under any rental agreement with Ryder, you will also be in default under this Agreement. If you are in default under this Agreement, you will also be in default under any rental agreement with Ryder.
-------------------------------------------------------------------------------

16. VEHICLE PURCHASES

     A. VEHICLE PURCHASE PRICE AND PROCEDURES. If you are required or elect to purchase a Vehicle under this Agreement, the purchase price will be equal to its Schedule A Value plus any sales or use tax resulting from the sale. You agree to also pay Ryder on the purchase date any outstanding charges you ???. You agree to pay Ryder in cash or by certified cashier's check on the date provided in this Agreement. Each Vehicle will be purchased "as is, where is" without any warranties or representations on Ryder's part.

     B. FAILURE TO PURCHASE A VEHICLE. If you fail to purchase a Vehicle when required to do so, Ryder may, at Ryder's option, obtain 3 wholesale bids ??? willing and able buyers for cash for each Vehicle and will compare the highest bid for that Vehicle to its Schedule A Value. If the highest bid for a Vehicle is less than its Schedule A Value, then you agree to pay Ryder the difference between the highest bid and the Vehicle's Schedule A Value in cash within ??? days of the date of Ryder's demand, in lieu of your obligation to purchase that Vehicle, but otherwise without prejudice to Ryder's other remedies under ??? Agreement, at law, or in equity. Ryder will have no obligation to actually sell the Vehicle to the highest bidder.

     C. EXPIRATION OF THE LEASE TERM. You will have no right or obligation to purchase a Vehicle when its full lease term expires.
-------------------------------------------------------------------------------

17. MISCELLANEOUS PROVISIONS

     A. ASSIGNMENT OF LEASE. This Agreement will be binding on both of us, and both our successors, legal representatives, and permitted assigns. YOU DO NOT HAVE THE RIGHT TO SUBLEASE ANY OF THE VEHICLES, NOR THE RIGHT TO ASSIGN THIS AGREEMENT OR ANY INTEREST UNDER THIS AGREEMENT WITHOUT RYDER'S PRIOR WRITTEN CONSENT. ANY ATTEMPT TO DO SO WILL BE VOID. Unless Ryder expressly releases you from your obligations in Ryder's consent to the assignment or sublease, you agree to remain liable for all your and the assignee's or sublessee's obligations under this Agreement.

     B. CHANGES IN OWNERSHIP OR SALES OF ASSETS. Before you change ownership or dispose of a substantial amount of your assets, you agree to promptly notify Ryder in writing.

     C. FORCE MAJEURE AND CHARGES. Ryder will not be liable to you if Ryder is prevented from performing under this Agreement by any present or future cause beyond Ryder's control. These causes include, but are not limited to, Acts of God, national emergencies, wars, riots, fires, labor disputes, federal, state, or local laws, rules or regulations, shortages (local or national), or fuel allocation programs. Even if Ryder is unable to perform, your obligations under this Agreement will continue. Except for the lease charges listed on Schedule A, all charges for goods or services under this Agreement, including any services subcontracted by Ryder, will be billed per Ryder's retail sales and service procedures and charges then in effect.

     D. WAIVER OF CONSEQUENTIAL DAMAGES/LOST PROFITS. YOU WAIVE AND RELEASE RYDER FROM ANY AND ALL CLAIMS OR LIABILITY FOR ANY AND ALL INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS.

                   SECURITY DEPOSIT AGREEMENT (New TLSA Form)
                   _________________________________________


THIS SECURITY DEPOSIT AGREEMENT (the "Security Deposit Agreement") is made as of the ____ day of ___________________ 1998, by and between RYDER TRUCK RENTAL, INC. ("Ryder") and THE DELICIOUS FROOKIE COMPANY, INC. whose address is 2720 River Road, Suite 126, Des Plaines, IL 60018 ("Customer").



                              W I T N E S S E T H:

      WHEREAS, Customer desires to: (1) lease vehicles from Ryder pursuant to a Truck Lease and Service Agreement (a "TLSA"), and/or (ii) have Ryder maintain Customer's vehicles pursuant to a Programmed Maintenance Agreement (an "RPM"), and/or (iii) have Ryder perform maintenance services on any of Customer's vehicles on an as needed basis (a "Sales and Service Arrangement"), and/or (iv) rent vehicles from Ryder (from time to time) pursuant to any form of rental agreement (a "Rental Agreement"), and/or (v) have Ryder sell vehicles to Customer (from time to time) (a "Vehicle Sales Arrangement"); and

      WHEREAS, Ryder desires to lease, maintain, rent and/or sell vehicles to Customer pursuant to a TLSA, an RPM, a Sales and Service Arrangement, a Rental Agreement, and/or a Vehicle Sales Arrangement (collectively, the "Agreements"); and

      WHEREAS, Ryder requires a security deposit to ensure the full and faithful performance of Customer's obligations under the Agreements.

      NOW, THEREFORE, for and in consideration of the premises and the undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Ryder to enter into an Agreement, the parties agree as follows:

            1. Customer agrees to deposit $30,000.00 with Ryder to be held by Ryder as security for the full and faithful performance of all of Customer's obligations under the Agreements (the "Security Deposit"). Customer hereby grants to Ryder a security interest in, a general lien on, and a right of recoupment against, the Security Deposit. In the event of any default under any of the Agreements, Ryder shall have the right, without further notice or demand, to immediately recoup the Security Deposit against any amounts then due Ryder. In the event of any such recoupment, Customer agrees to immediately restore the Security Deposit to the original amount stated above. If you fail to do so, your failure shall be a breach of the Agreement, in which case, Paragraphs 15 and 16 of the Agreement shall immediately become applicable.

            2. Customer acknowledges and agrees that the Security Deposit is made in the ordinary course of Customer's business, and that the Security Deposit is not a transfer made on account of any antecedent debt.

            3. Ryder agrees to pay Customer interest on the Security Deposit at an annual interest rate equal to the one (1) year Certificate of Deposit rate as is published by The Wall Street Journal (the "Rate") on January 1 (or the first business day thereafter) if this Security Deposit Agreement is executed between January 1 and June 30 of a given year, and on July 1 (or the first business day thereafter) if this Security Deposit Agreement is executed between July 1 and December 31 of a given year. The Rate shall be reset on each subsequent anniversary date of the date of this Security Deposit Agreement based upon the Rate published on the preceding January 1 (or the first business day thereafter) if this Security Deposit Agreement was executed between January 1 and June 30 of a given year, and on the preceding July 1 (or the first business day thereafter) if this Security Deposit Agreement was executed between July 1 and December 31 of a given year. Notwithstanding anything to the contrary contained herein, Customer shall not be entitled to receive any such interest if Customer has, at any time, been in default of any of its obligations pursuant to any Agreement, including, but not limited to, Customer's non-compliance with the payment terms of any of the Agreements.

            4. If the number of vehicles leased, maintained, rented or sold under any Agreement are increased after the date of this Security Deposit Agreement, then Customer acknowledges that an additional Security Deposit may be required, and Customer agrees, upon Ryder's request, to deposit the additional requested amount with Ryder.

            5. The parties agree that the Security Deposit is for the sole purpose of ensuring Customer's full and faithful performance under the Agreements.

            6. The parties further agree that Ryder may, at its sole option, on an anniversary date of any of the Agreements, refund in full or in part, the Security Deposit if (i) Customer provides Ryder with financial information, which, in Ryder's sole judgement, is satisfactory to eliminate the need for all or a portion of the Security Deposit, and (ii) Customer has at all times remained in full compliance with the term of all of the Agreements.

      IN WITNESS WHEREOF, the parties have executed this Security Deposit Agreement as of the day and year first above written.



RYDER TRUCK RENTAL, INC.                  THE DELICIOUS FROOKIE COMPANY, INC.
("Ryder")                                 ("Customer")


___________________________________       ___________________________________
Name:                                     Name:

Title:                                    Title: